Exhibit 1.1

Execution Copy

Banco Macro S.A.

American Depositary Shares,

Each representing 10 Class B Ordinary Shares

Underwriting Agreement

June 12, 2017

Goldman Sachs & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As representatives of the several Underwriters

named in Schedule I hereto

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Banco Macro S.A., an Argentine corporation (sociedad anónima) (the “Bank”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 6,648,651 American Depositary Shares (“ADSs”), each representing 10 Class B ordinary shares, par value Ps.1.00 per share (“Class B Shares”) (the “Firm Securities”) and, at the election of the Underwriters, up to 1,068,998 additional ADSs (the “Optional Securities”) of the Bank (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Securities”).

The ADSs will be issued pursuant to the deposit agreement (the “Deposit Agreement”), dated as of March 23, 2006, among the Bank, The Bank of New York Mellon, as depositary (in such capacity, the “Depositary”), and all owners and holders from time to time of American Depositary Receipts (“ADRs”) issued thereunder and evidencing ADSs.

A registration statement on Form F-6 (File No. 333-130904) for the registration of the ADSs under the Securities Act (as defined below), has also been filed with the Commission (as defined below). The registration statement on Form F-6, as amended (including by the filing of any post-effective amendments thereto, if applicable), has been declared effective by the Commission and is herein called the “ADS Registration Statement.”

It is understood that, in order to complete the proposed capital increase in accordance with Argentine law, the Bank has launched and will consummate a preemptive rights and accretion rights offer to its existing shareholders as described in the Pricing Disclosure Package (as defined below) (the “Preferential Subscription”). In order to facilitate the acquisition by the Underwriters of the Firm Securities being issued and sold by the Bank hereunder, (i) Jorge Horacio Brito and Delfin Jorge Ezequiel Carballo have, pursuant to the Acuerdo de Cesión de Derechos de Preferencia (the “Preemptive Rights Assignment Agreement”), assigned to the Argentine Placement Agent (the “Preemptive Rights Assignment”) all their preemptive rights and accretion rights to acquire 43,188,050 Class B Shares pursuant to the Preferential Subscription (and an additional up to 6,709,506 Class B Shares if the Underwriters elect to purchase the Optional Securities pursuant to Section 2 hereof), and (ii) the Argentine Placement Agent shall, at the direction of the Underwriters, pursuant to the Intersyndicate Agreement, exercise such preemptive and accretion rights (the “Preemptive Rights Exercise”); provided that any obligation to subscribe Class B Shares pursuant to such exercise shall be subject to the execution of this Agreement and the satisfaction of the conditions set forth in Section 8 hereof.

It is further understood that the Bank is concurrently entering into an Argentine placement agreement, dated the date hereof (the “Argentine Placement Agreement”), with Macro Securities S.A. (the “Argentine Placement Agent”), providing for the placement by the Bank through arrangements with the Argentine Placement Agent of 301,881 Class B Shares in Argentina (the “Argentine Shares”). The offer of the Argentine Shares in Argentina will be registered with the Argentine Comision Nacional de Valores (the “CNV”) and made pursuant to an offering document prepared in accordance with applicable Argentine securities laws and regulations and is substantially similar to the Prospectus (as defined below) in the Spanish language; and such offering document is materially consistent with the Prospectus, except for information included in each such document to solely to comply with applicable local law.

To provide for the coordination of their activities, including the exercise of the Preemptive Rights Exercise, the Underwriters and the Argentine Placement Agent have entered into an agreement among themselves (the “Intersyndicate Agreement”). Pursuant to the Intersyndicate Agreement, Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the representatives of the Underwriters (the “Representatives”). The Bank hereby acknowledges the foregoing.

The closing under this agreement (this “Agreement”) is hereby expressly made conditional upon the closing under the Argentine Placement Agreement and each such closing shall be deemed to occur simultaneously.

1.          The Bank represents and warrants to, and agrees with, each of the Underwriters that:

(a)          An “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act,” which term, as used herein, includes the related rules and regulations of the Commission (as defined below) promulgated thereunder) on Form F-3 (File No. 333-218279) in respect of the Securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Bank, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Bank (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”); any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto, including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(d) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used herein, includes the related rules and regulations of the Commission promulgated thereunder), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Bank filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)          (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Bank or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Bank was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Bank or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Bank was not an “ineligible issuer” as defined in Rule 405 under the Securities Act;

(c)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; the ADS Registration Statement complied when it became effective with the requirements of the Securities Act; the ADS Registration Statement did not, as of the time it was declared effective by the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)          For the purposes of this Agreement, the “Applicable Time” is 6:05 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Bank by an Underwriter through Goldman Sachs & Co. LLC expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof;

(e)          The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank by an Underwriter through Goldman Sachs & Co. LLC expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(f) hereof; and no such documents were filed with the Commission since the Commission’s close of business on the Washington Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(f)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank by an Underwriter through Goldman Sachs & Co. LLC expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof;

(g)          Since the date of the latest audited consolidated financial statements of the Bank and its subsidiaries included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Bank and its subsidiaries taken as a whole; and, except as disclosed in the Pricing Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Bank on any class of its capital stock.

(h)          The Bank has been duly incorporated and is validly existing as a corporation (sociedad anónima) under the laws of Argentina, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; the Bank is duly qualified to do business in Argentina and in any other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified that would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Bank and its subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated by this Agreement, the Deposit Agreement, the Preemptive Rights Assignment Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any (a “Material Adverse Effect”);

(i)          The Bank is a “foreign private issuer” as defined in Rule 405 under the Securities Act (“Foreign Private Issuer”);

(j)          The Bank has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the capital stock of the Bank contained in the Pricing Disclosure Package and the Prospectus;

(k)          Each subsidiary of the Bank has been duly incorporated and is a validly existing entity under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; each subsidiary of the Bank is duly qualified to do business in good standing in each Argentine or other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified that would not, individually or in the aggregate, have a Material Adverse Effect; except for the preferential rights disclosed in the Pricing Disclosure Package and the Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Bank or any of its subsidiaries other than those described in the Pricing Disclosure Package and the Prospectus; all of the issued and outstanding capital stock or ownership interests of each subsidiary of the Bank has been duly authorized and validly issued and is fully paid and non-assessable; and, except as disclosed in the Pricing Disclosure Package and the Prospectus, the capital stock or ownership interests of each subsidiary owned by the Bank, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The Bank has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act;

(l)          The Securities to be issued and sold by the Bank to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Securities contained in the Pricing Disclosure Package and the Prospectus;

(m)          No subsidiary of the Bank is currently prohibited, directly or indirectly, from paying any dividends to the Bank, from making any other distribution on such subsidiary’s capital stock, from repaying to the Bank any loans or advances to such subsidiary from the Bank or from transferring any of such subsidiary’s property or assets to the Bank or any other subsidiary of the Bank, except as described in the Pricing Disclosure Package and the Prospectus, and except that the Central Bank must approve any payment of dividends by our subsidiary Banco del Tucumán S.A.;

(n)          This Agreement has been duly authorized, executed and delivered by the Bank;

(o)          No consent, approval, authorization or order of, or filing, registration or qualification with, any U.S., Argentine or other governmental agency or body or court or securities exchange is required, and no other action or thing is required to be taken, fulfilled or done, for the issue and sale of the Securities or the consummation by the Bank of the transactions contemplated by this Agreement, the Deposit Agreement, the Preemptive Rights Assignment Agreement or any other document to be executed and delivered hereunder or thereunder, other than (i) the approval of the public offering of the Class B Shares in Argentina by the CNV as has heretofore been obtained and which continues to be in full force and effect, (ii) the approval of the Bolsas y Mercados Argentinos S.A. (the “BYMA”) relating to the listing of Class B Shares thereon which shall be obtained prior to the First Time of Delivery, (iii) such as have been obtained under the Securities Act and (iv) such as may be required under state securities laws in the United States in connection with the purchase and distribution of the Securities by the Underwriters;

(p)          The execution, delivery and performance of this Agreement, the Argentine Placement Agreement and the Deposit Agreement by the Bank and the issuance and sale of the Securities by the Bank and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Bank or any of its subsidiaries under, (i) any U.S., Argentine or other statute or any rule, regulation or order of any U.S., Argentine or other governmental agency or body or court or securities exchange having jurisdiction over the Bank or any subsidiary of the Bank or any of their respective properties, (ii) any agreement or instrument to which the Bank or any such subsidiary is a party or by which the Bank or any such subsidiary is bound or to which any of the respective properties of the Bank or any such subsidiary is subject or (iii) the By-laws (estatutos sociales) or equivalent constitutive documents of the Bank or any such subsidiary, except in the case of clauses (i) and (ii) above, where such default, event or violation would not, individually or in the aggregate, have a Material Adverse Effect; and the Bank has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement;

(q)          The Bank and its subsidiaries have good and marketable title to all material real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Pricing Disclosure Package and the Prospectus, the Bank and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them;

(r)          The Bank and its subsidiaries possess adequate certificates, authorizations, licenses, consents and permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Bank or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect;

(s)          No labor dispute with the employees of the Bank or any of its subsidiaries exists or, to the knowledge of the Bank after due inquiry, is threatened or imminent that would, individually or in the aggregate, have a Material Adverse Effect;

(t)          The Bank and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Bank or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect;

(u)          None of the Bank or any of its subsidiaries is in violation of any Argentine or other statute, any rule, regulation, decision or order of any Argentine or other governmental agency or body or court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Bank is not aware of any pending investigation which might lead to such a claim;

(v)         Neither the Bank nor any of its subsidiaries (i) is in violation of its By-laws (estatutos sociales) or equivalent constitutive documents, or (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any U.S., Argentine or other law, rule, regulation or court decree to which it or its property or assets may be subject, except in the case of clause (ii) above, where such default, event or violation would not, individually or in the aggregate, have a Material Adverse Effect;

(w)          The Deposit Agreement has been duly authorized, executed and delivered by the Bank, and constitutes the legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(x)          Upon the due and valid issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of Class B Shares in respect thereof in accordance with the Deposit Agreement, the ADSs evidenced by such ADRs will be duly and validly issued and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of ADSs specified in the Deposit Agreement; and, except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no limitations on the rights of holders of ADSs or ADRs evidencing ADSs to hold or vote or transfer their respective securities;

(y)          The statements set forth or incorporated by reference in the Pricing Disclosure Package and the Prospectus under the captions “Item 10. Additional Information―B. Memorandum and Articles of Association” and “Item 12. Description of Securities Other than Equity Securities―D. American Depositary Shares,” insofar as they purport to constitute a summary of the terms of the Bank’s capital stock and the ADSs, respectively, and under the captions “Taxation” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries, in all material respects, of such terms, laws and documents;

(z)          There are no pending actions, suits or proceedings against or affecting the Bank or any of its subsidiaries or any of their respective properties that, if determined adversely to the Bank or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the Bank’s knowledge after due inquiry, no such actions, suits or proceedings are threatened or contemplated;

(aa)         Pistrelli, Henry Martin y Asociados S.R.L., a member firm of Ernst & Young Global, whose report on the annual consolidated financial statements of the Bank and its subsidiaries are included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, have audited the Bank’s internal control over financial reporting and are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

(bb)         The consolidated financial statements of the Bank and its subsidiaries incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Bank and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the accounting rules of the Argentine Central Bank (“Argentine Central Bank Accounting Rules”) applied on a consistent basis. Certain consolidated financial information of the Bank and its subsidiaries included and incorporated by reference in the Pricing Disclosure Package and the Prospectus that is described as having been reconciled to U.S. generally accepted accounting principles (“U.S. GAAP”) present fairly the financial position and results of operations of the Bank and its consolidated subsidiaries as of and for the periods specified therein on the basis set forth therein, and such financial information has been reconciled to U.S. GAAP, as applicable, applied on a consistent basis. The other financial and statistical data set forth or incorporated by reference in the Pricing Disclosure Package and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Bank;

(cc)         All statistical or market-related data included or incorporated by reference in the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Bank believes to be reliable and accurate, and the Bank has obtained the written consent to the use of such data from such sources to the extent required;

(dd)         The Bank and each of its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Bank’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Bank’s internal control over financial reporting is effective and the Bank is not aware of any material weaknesses in its internal control over financial reporting;

(ee)         Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, under the current laws and regulations of Argentina and any political subdivision thereof, all dividends and other distributions declared and payable on the Class B Shares and the ADRs evidencing the ADSs may be paid by the Bank to the Depositary for the benefit of the holders thereof in United States dollars and freely transferred out of Argentina to persons who are not residents in Argentina and all such payments made to holders of Class B Shares and ADRs evidencing ADSs who are non-residents of Argentina will not be subject to income, withholding or other taxes under the laws and regulations of Argentina or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Argentina or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Argentina or any political subdivision or taxing authority thereof or therein;

(ff)         No stamp or other issuance or transfer taxes or duties or any capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Argentina or any political subdivision or taxing authority thereof or therein, in connection with (i) the deposit with the Depositary of the Class B Shares against the issuance of the ADSs, (ii) the issuance, sale and delivery by the Bank of the Class B Shares and the ADSs or (iii) the sale and placement outside Argentina by the Underwriters of the Class B Shares and the ADSs to the initial purchasers thereof;

(gg)       The Bank believes that it was not classified as a passive foreign investment company as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the taxable year 2016. Based on the Bank’s current projections of its income and assets, the value of its assets and the value of its outstanding Class B Shares and ADSs, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, the Bank does not expect to be classified as a passive foreign investment company as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the taxable year 2017 or in the foreseeable future;

(hh)         The Bank has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) (collectively, “internal controls”); such disclosure controls and procedures are designed to ensure that material information relating to the Bank and its subsidiaries is made known to the Bank’s principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Bank’s auditors and the Audit Committee of the Board of Directors of the Bank have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Bank’s ability to record, process, summarize, and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Bank’s internal controls; any material weaknesses in internal controls have been identified for the Bank’s auditors; and the Bank has taken all necessary actions to ensure that the Bank and its subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(ii)         Other than loans exempted under Rule 13k-1 of the Exchange Act, the Bank has not, directly or indirectly, including through any of its subsidiaries, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Bank, or to or for any family member or affiliate of any director or executive officer of the Bank;

(jj)         All tax returns required to be filed by the Bank or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided and those that would not, individually or in the aggregate, result in a Material Adverse Effect;

(kk)       The Bank and each of its subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Bank reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Bank and its subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at each Time of Delivery; and neither the Bank nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

(ll)          Neither the Bank nor any of its subsidiaries nor, to the knowledge of the Bank, any director, officer, agent, employee or affiliate of the Bank or any of its respective subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act or any other law, rule or regulation of any jurisdiction where the Bank conducts business covering anti-bribery, corrupt practices generally and/or illegal payments to government officials, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of such laws, rules or regulations. The Bank and each of its subsidiaries and, to the knowledge of the Bank, its affiliates, have conducted its businesses in compliance with applicable anti-bribery and anticorruption laws, rules and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(mm)      The operations of the Bank and each of its subsidiaries are, and have been conducted in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, including all applicable requirements in Argentina in connection with the Argentine Money Laundering Law No. 25,246, as amended, Decree Nos. 1629/2011 and 1500/01, the Resolutions of the Financial Information Unit, in particular Resolution No. 2/2002, Communications No. “A” 4835, “A” 5520 and “A” 5724 of the Argentine Central Bank and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Argentine governmental agency, and any and all related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Bank, threatened;

(nn)        Neither the Bank, nor any of its subsidiaries, nor any director or officer of the Bank or any of its subsidiaries, nor, to the knowledge of the Bank, any agent, employee or affiliate of the Bank or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Bank or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Bank will not, directly or indirectly, use the proceeds from the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of, or business with, any person that, at the time of such funding, is the subject of Sanctions, or is in Burma/Myanmar, Cuba, Iran, North Korea, Sudan or in any other country or territory that, at the time of such funding, is the subject of Sanctions (collectively, the “Sanctioned Countries”), or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering of the Securities, whether as underwriter, placement agent, advisor, investor or otherwise) of Sanctions. To the knowledge of the Bank, neither the Bank nor any of its subsidiaries have, in the five years prior to this Agreement, and are not currently, engaged in any dealings or transactions with any person that at the time of the dealing or transaction was or is the subject or the target of Sanctions, or with any Sanctioned Country;

(oo)       The Bank is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the U.S. Investment Company Act of 1940 (as amended, the “Investment Company Act,” which term, as used herein, includes the related rules and regulations of the Commission promulgated thereunder); and the Bank is not and, after giving effect to the offering, sale and issuance of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act;

(pp)        This Agreement and the Deposit Agreement are in proper legal form under the laws of Argentina for the enforcement thereof in Argentina against the Bank, and to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement or the Deposit Agreement in Argentina, it is not necessary that this Agreement, the Deposit Agreement or any other document related hereto or thereto be filed, registered or recorded with or executed or notarized before any court or other authority in Argentina or that any tax, other than a court tax of up to 3% of the amount in controversy imposed in connection with the institution of any judicial proceeding in the City of Buenos Aires, or fee be paid in Argentina on or in respect of this Agreement, the Deposit Agreement or any other document, other than court costs, including, without limitation, filing fees and except that a certified Spanish translation by a sworn public translator is required for each document in a language other than the Spanish language sought to be enforced in the courts of Argentina;

(qq)        Neither the Bank nor any of its subsidiaries or their properties or assets has immunity under U.S. federal, New York State or Argentine law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set off or counterclaim, from the jurisdiction of any U.S. federal, New York State or Argentine court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Bank or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Bank has, pursuant to Section 21 hereof, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(rr)         The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of Argentina. The Bank has the power to submit, and pursuant to Section 19 hereof has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to Section 19 hereof has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York;

(ss)         Any judgment obtained in a U.S. federal or state court of competent jurisdiction sitting in New York City arising out of or in relation to the obligations of the Bank under this Agreement or the transactions contemplated hereby will be enforced against the Bank and will be recognized in Argentina, without reconsideration of the merits; provided that (i) the judgment, which must be final in the jurisdiction where rendered, was issued by a competent court and resulted from a personal action or an in rem action with respect to movable property which was transferred to Argentina during or after the prosecution of the foreign action; (ii) the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against the foreign action; (iii) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (iv) the judgment does not violate the principles of public policy (orden público) of Argentine law; and (v) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court;

(tt)         It is not necessary under the laws of Argentina that any of the holders of any Securities, the Underwriters or the Depositary should be licensed, qualified or entitled to carry on business in Argentina (i) to enable any of them to enforce their respective rights under this Agreement, the Deposit Agreement or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of this Agreement, the Deposit Agreement or any such other document;

(uu)       Neither the Bank nor any of its subsidiaries or affiliates has taken nor will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Bank to facilitate the sale or resale of the Class B Shares and the ADSs;

(vv)      There is no contract or other document of a character required by the Securities Act or the Exchange Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit thereto, which is not described or filed as required;

(ww)     There are no contracts, agreements or understandings between the Bank and any other person (other than this Agreement and the Argentine Placement Agreement) that would give rise to a valid claim against the Bank or any Underwriter for a broker’s commission, finder’s fee or other like payment in connection with the issuance and sale of the Securities by the Underwriters; and

(xx)       No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.          Subject to the terms and conditions herein set forth,

(a)          (i) the Bank agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Bank, at a purchase price per ADS of US$87.975 (the “Purchase Price”), the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Bank agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Bank, at the Purchase Price per ADS, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by Goldman Sachs & Co. LLC so as to eliminate fractional Securities) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder. In addition, the Bank agrees (a) to pay to the Underwriters the amount of US$622,381.72 in respect of the Class B Shares placed pursuant to the Argentine Placement Agreement and the Class B Shares issued pursuant to the Preferential Subscription and (b) that the amount of the payment in the foregoing clause (a) may be deducted from the payment of the purchase price for the ADSs hereunder by or on behalf of the Underwriters pursuant to Section 4(a) hereof. The amounts payable and deductible pursuant to the preceding sentence shall be payable and deductible on each Time of Delivery in respect of the Class B Shares placed and issued on such date.

(b)          The Bank hereby grants to the Underwriters the right to purchase at their election up to 1,068,998 Optional Securities, at the Purchase Price per ADS, for the sole purpose of covering sales of Securities in excess of the number of Firm Securities; provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Bank and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from Goldman Sachs & Co. LLC to the Bank, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by Goldman Sachs & Co. LLC but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless Goldman Sachs & Co. LLC and the Bank otherwise agree in writing, earlier than two or later than 10 New York Business Days after the date of such notice.

3.            Upon the authorization by Goldman Sachs & Co. LLC of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4.          (a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman Sachs & Co. LLC may request upon at least 48 hours’ prior notice to the Bank shall be delivered by or on behalf of the Bank to Goldman Sachs & Co. LLC, through the facilities of the Depository Trust Company (“DTC”), for the account of Goldman Sachs & Co. LLC, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Bank to Goldman Sachs & Co. LLC at least 48 hours in advance. The Bank will cause the certificates representing the Securities to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m. (New York City time) on June 19, 2017 or such other time and date as Goldman Sachs & Co. LLC and the Bank may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m. (New York City time) on the date specified by Goldman Sachs & Co. LLC in the written notice given by Goldman Sachs & Co. LLC of the Underwriters’ election to purchase such Optional Securities, or such other time and date as Goldman Sachs & Co. LLC and the Bank may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)          The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of: Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m. (New York City time) on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.          The Bank agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Washington Business Day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file within the time periods specified in the Commission’s rules and forms all other material required to be filed by the Bank with the Commission pursuant to Rule 433(d) under the Securities Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)          If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof;

(c)          If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Bank will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If at the Renewal Deadline the Bank is no longer eligible to file an automatic shelf registration statement, the Bank will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Bank will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)          Promptly from time to time to take such action as the Representatives may reasonably request to qualify (or obtain an exemption from qualification for) the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Bank shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(e)          Prior to 10:00 a.m. (New York City time) on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(f)          To make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Bank and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Bank, Rule 158);

(g)          During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any securities of the Bank that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of the Bank’s capital stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, the Bank’s capital stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Bank’s capital stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Bank’s capital stock or such other securities, in cash or otherwise (other than the Class B Shares and the ADRs evidencing the ADSs to be sold hereunder) without the prior written consent of Goldman Sachs & Co. LLC;

(h)         To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(i)          To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds”;

(j)          To use its reasonable best efforts in cooperation with the Underwriters to permit the Class B Shares and the ADRs evidencing the ADSs to be eligible for clearance and settlement through DTC;

(k)         To use its best efforts to list, subject to notice of issuance, the Securities represented by ADRs on the New York Stock Exchange (the “Exchange”);

(l)          To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Securities Act;

(m)        To file any documents or reports with respect to the ADSs and the Class B Shares required to be filed with the CNV, the BYMA and the Central Bank of Argentina, if applicable, in the time period required for such filing;

(n)          To promptly notify the Underwriters if the Bank ceases to be a Foreign Private Issuer at any time prior to the later of (i) the completion of the distribution of the Class B Shares and the ADSs within the meaning of the Securities Act and (ii) the completion of the restricted period referred to in Section 5(g) hereof;

(o)          If the Bank elects to rely upon Rule 462(b), the Bank shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m. (Washington, D.C. time) on the date of this Agreement, and the Bank shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act;

(p)          All payments to be made by the Bank to the Underwriters under this Agreement, and any related document, shall be made free and clear of any withholding or deduction for or on account of any present or future taxes, duties or governmental charges (“Taxes”), unless the Bank is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Bank shall pay such additional amounts as may be necessary in order that the net amounts received by each of the Underwriters after such withholding or deduction shall equal the amounts that would have been received by the Underwriters if such amounts had not been subject to Taxes; provided that no such additional amounts shall be payable to an Underwriter to the extent that such Taxes (i) were imposed due to a present or former connection between an Underwriter and the relevant taxing jurisdiction (other than a connection arising solely as a result of the Underwriter having executed, performed its obligations under, or received payments pursuant to, this Agreement) or (ii) would not have been imposed but for the failure of such Underwriter, upon a timely request by the Bank, to comply with reasonable certification, identification or other reporting requirements concerning the nationality, residence or identity, or connection with the taxing jurisdiction, of such Underwriter, but only to the extent that such compliance would have reduced or eliminated such Taxes. If any Taxes are collected by deduction or withholding, the Bank will provide to the Underwriters copies of documentation evidencing the payment to the proper authorities of the amount of Taxes deducted or withheld, if so requested;

(q)          To indemnify and hold harmless each Underwriter against any financial transaction, transfer, documentary, stamp or similar tax, including any interest and penalties or other additions to tax, on the creation, placement and sale of the Class B Shares and the ADSs and on the execution and delivery of this Agreement;

(r)          To maintain a transfer agent and, if necessary under the laws of Argentina, a registrar for the Class B Shares, and a Depositary for the ADRs evidencing the ADSs;

(s)          To use its reasonable best efforts to cause the Argentine Placement Agent to comply with the direction of the Underwriters pursuant to the Intersyndicate Agreement in respect of the exercise the Preemptive Rights Exercise and to facilitate the delivery of the Class B Shares received in respect of such exercise in the form of ADSs to the Underwriters; and

(t)          Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Bank’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.

(a)          The Bank represents and agrees that, without the prior consent of Goldman Sachs & Co. LLC, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Bank and Goldman Sachs & Co. LLC, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus that would be required to be filed under the Securities Act; any such free writing prospectus the use of which has been consented to by the Bank and Goldman Sachs & Co. LLC is listed on Schedule II(a) or Schedule II(b) hereto;

(b)          The Bank has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)          The Bank agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Bank will give prompt notice thereof to Goldman Sachs & Co. LLC and, if requested by Goldman Sachs & Co. LLC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Bank by an Underwriter through Goldman Sachs & Co. LLC expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof;

7.          The Bank covenants and agrees with the several Underwriters that the Bank will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Bank’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the registration and qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the cost and charges of the Depositary and any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.          The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Bank herein are, at and as of such Time of Delivery, true and correct, the condition that the Bank shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Bank pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Bank, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)          Simpson Thacher & Bartlett LLP, special U.S. counsel for the Underwriters, and Salaverri, Dellatorre, Burgio & Wetzler Malbrán, special Argentine counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions and customary negative assurance letters dated such Time of Delivery with respect to the issuance and sale of the Class B Shares and the ADSs, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any supplement thereto and other related matters as the Underwriters may reasonably inquire), and the Bank shall have furnished to such counsels such documents as they request for the purpose of enabling them to pass upon such matters;

(c)          Linklaters LLP, U.S. counsel for the Bank, and Bruchou, Fernandez Madero & Lombardi, Argentine counsel for the Bank, shall have furnished to the Representatives their respective opinion or opinions and negative assurance letters dated such Time of Delivery and addressed to the Underwriters, each in form and substance satisfactory to the Representatives, substantially in the form set forth in Exhibits A and B hereto, respectively;

(d)          Emmet, Marvin & Martin, LLP, U.S. counsel for the Depositary, shall have furnished to the Representatives their opinion or opinions dated such Time of Delivery, with executed copies for each of the Underwriters, in form and substance satisfactory to the Representatives, substantially in the form set forth in Exhibit C hereto;

(e)          At the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Pistrelli, Henry Martin y Asociados S.R.L., a member firm of Ernst & Young Global, shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any post-effective amendment; and each such letter shall use a “cut-off” date no more than three business days prior to the date thereof;

(f)          Neither the Bank nor any of its subsidiaries shall have sustained since the date of the latest consolidated financial statements incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any material change in the capital stock or long term debt of the Bank or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of the Bank and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)          On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Bank’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Bank’s debt securities;

(h)          On or after the Applicable Time there shall not have occurred: (i) any change in the business, properties, financial condition or results of operations of the Bank and its subsidiaries taken as a whole which, in the judgment of the Representatives with respect to the issuance and sale of the Securities, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering, issuance and sale of the Securities, (ii) any change in U.S., Argentine or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) a material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the BYMA, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Bank on any exchange or in the over-the-counter market; (iv) any banking moratorium is declared by U.S. Federal, New York State or Argentine authorities; (v) any major disruption of securities settlement or clearance services in the United States or Argentina; or (vi) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Argentina, any declaration of war by Congress or any other national or international calamity or emergency, if the effect of any such event specified in this clause (vi) in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(i)           The Bank shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(j)           The Securities shall have been duly listed, subject to notice of issuance, on the Exchange and the BYMA;

(k)           The Class B Shares and the ADSs shall have been made eligible for clearance and settlement through DTC;

(l)           The Bank shall have obtained and delivered to the Underwriters executed copies of lock-up agreements from the Bank and the shareholders listed on Annex I hereto, substantially to the effect set forth in Section 5(g) hereof in form and substance satisfactory to the Representatives, substantially in the form of Annex II hereto;

(m)          The Bank shall have appointed Corporation Service Company as its authorized service of process agent as set forth in Section 19 hereof;

(n)          The Bank shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Bank satisfactory to the Representatives as to the accuracy of the representations and warranties of the Bank herein at and as of such time, as to the performance by the Bank of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in Sections 8(a) and 8(f) hereof and as to such other matters as the Representatives may reasonably request; and

9.          (a)          The Bank will indemnify and hold harmless each Underwriter, its directors, officers and affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its directors and officers may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement, in each case, as amended or supplemented, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, in each case, as amended or supplemented, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, in each case, as amended or supplemented, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Bank by any Underwriter through Goldman Sachs & Co. LLC expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section (b) hereof.

(b)          Each Underwriter will severally and not jointly indemnify and hold harmless the Bank, its directors and officers and each person, if any, who controls the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Bank may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, in each case as amended or supplemented, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, in each case as amended or supplemented, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Bank by such Underwriter through Goldman Sachs & Co. LLC expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section (b) hereof; and will reimburse the Bank for any legal or other expenses reasonably incurred by the Bank in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)          Promptly after receipt by an indemnified party under Section 9(a) or 9(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 9(a) or 9(b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 9(a) or 9(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under Section 9(a) or 9(b) hereof for any legal or other expenses subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on any claims arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Bank on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Bank bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)          The obligations of the Bank under this Section 9 shall be in addition to any liability which the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Bank and to each person, if any, who controls the Bank within the meaning of the Securities Act.

(f)           For purposes of this Agreement, it shall be understood and agreed that the only written information furnished to the Bank by any Underwriter through Goldman Sachs & Co. LLC consists of the information contained in the third sentence of the seventh paragraph and the eleventh, twelfth and thirteenth paragraphs under the caption “Underwriting” in the Pricing Disclosure Package and the Prospectus.

10.         (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein. If within 36 hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Securities, then the Bank shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Bank that the Representatives have so arranged for the purchase of such Securities, or the Bank notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Bank shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Bank agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Bank as provided in Section 10(a) hereof, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Bank shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Bank as provided in Section 10(a) hereof, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Bank shall not exercise the right described in Section 10(b) hereof to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Bank to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Bank, except for the expenses to be borne by the Bank and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.         The respective indemnities, agreements, representations, warranties and other statements of the Bank and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Bank, or any officer or director or controlling person of the Bank, and shall survive delivery of and payment for the Securities.

12.         If this Agreement shall be terminated pursuant to Section 10 hereof, the Bank shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any of the Securities are not delivered by or on behalf of the Bank as provided herein, the Bank will reimburse the Underwriters through the Representatives for all out of pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel reasonably incurred by the Underwriters, subject to any limitations thereon agreed to by the Bank and the Representatives, in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Bank shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.         In all dealings hereunder, except as otherwise specifically provided, Goldman Sachs & Co. LLC shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Goldman Sachs & Co. LLC.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; and to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, facsimile: (646) 855 3073, with a copy to facsimile: (212) 230-8730, Attention: ECM Legal; and if to the Bank shall be delivered or sent by mail, telex or facsimile transmission to the address of the Bank set forth in the Registration Statement, Attention: Secretary.

14.         This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Bank and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Bank and each person who controls the Bank or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.         Time shall be of the essence of this Agreement. As used herein, the term “Washington Business Day” shall mean any day when the Commission’s office in Washington, D.C. is open for business; and “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or Buenos Aires are generally authorized or obligated by law or executive order to close.

16.         The Bank acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Bank, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Bank, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Bank on other matters) or any other obligation to the Bank except the obligations expressly set forth in this Agreement and (iv) the Bank has consulted its own legal and financial advisors to the extent it deemed appropriate. The Bank agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Bank, in connection with such transaction or the process leading thereto.

17.         This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Bank and the Underwriters, or any of them, with respect to the subject matter hereof.

18.         THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Bank agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Bank agrees to submit to the jurisdiction of, and to venue in, such courts.

19.         The Bank hereby submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby. The Bank hereby irrevocably appoints Corporation Service Company at 1180 Avenue of the Americas, Suite 210, New York, New York 10036-8401, as its authorized agent in the Borough of Manhattan, The City of New York upon which process may be served in any such suit or proceeding and agrees that service of process upon such agent, and written notice of said service to the Bank by the person serving the same to the address provided in Section 13 hereof, shall be deemed in every respect effective service of process upon the Bank in any such suit or proceeding. The Bank further agrees to take any and all action as may be reasonably necessary to maintain such designation and appointment of such agent in full force and effect for so long as this Agreement remains in force and for a period of seven years thereafter.

20.         The Bank agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Bank, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency. The Bank hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the ability of the Bank to satisfy its payment obligations hereunder in Argentine currency, pursuant to Section 765 of the Argentine Civil and Commercial Code and/or any other applicable regulations or general principles under Argentine law.

21.         This Agreement and any other documents delivered pursuant hereto, and any actions taken hereunder or thereunder, constitute commercial acts by the Bank. The Bank irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself of any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and any document delivered pursuant hereto or hereunder, in each case for the benefit of each successor or assignee, it being intended that, to the extent permitted by law, the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdictions, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 21 shall have the fullest scope permitted under the U.S. Foreign Sovereign Immunities Securities Act of 1976 and are intended to be irrevocable for the purposes of such act.

22.         Each reference in this Agreement to U.S. dollars (the “Relevant Currency”), including by use of the term “US$,” is of the essence. To the fullest extent permitted by law, the obligation of the Bank in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Bank will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Bank not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect;

23.         The Bank and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.         This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

25.         No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, will in any event be effective unless the same shall be in writing and signed by the parties hereto.

26.         In accordance with the requirements of the USA Patriot Securities Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Bank, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

27.         Notwithstanding anything herein to the contrary, the Bank is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Bank relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[Signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Bank and each of the Representatives plus one original for each counsel, counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Bank. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Bank for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Banco Macro S.A.

By:	/s/ Jorge Francisco Scarinci
Name: Jorge Francisco Scarinci
Title: Finance Manager

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

By:	/s/ Mark Rosen
Name: Mark Rosen
Title: Chairman Latin America Investment Banking

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	4,385,280	5,090,365
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,263,371	2,627,284
Total	6,648,651	7,717,649

Schedule I

SCHEDULE II

(a)          Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow.

(b)          Materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

(i)          Pricing Information Provided Orally by the Underwriters, which consists of:

•	The public offering price per ADS is US$90.00;

•	The aggregate number of ADSs purchased by the Underwriters is 6,648,651;

•	The ADSs will not be eligible for the dividend as described under “Summary—April 2017 Dividend” in the Preliminary Prospectus; and

•	The ADSs will be deliverable on June 19, 2017 in a T+4 settlement cycle.

Schedule II

ANNEX I

Signatories to Lock-Up Agreement:

1.	Jorge Horacio Brito
2.	Delfín Jorge Ezequiel Carballo

Annex I

ANNEX II

FORM OF LOCK-UP AGREEMENT

Banco Macro S.A.

Lock-Up Agreement

May 26, 2017

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Re: Banco Macro S.A. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives, propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Banco Macro S.A. (the “Bank”), an Argentine corporation (sociedad anónima), providing for a public offering (the “Offering”) of American Depositary Shares (“ADSs”), each representing 10 Class B ordinary shares, par value Ps.1.00 per share, of the Bank (the “Class B Shares”) (collectively, the “Securities”), pursuant to a Registration Statement on Form F-3 to be filed with the U.S. Securities and Exchange Commission (the “Commission”). All capitalized terms used herein but not defined herein have the meanings provided for such terms in the Underwriting Agreement.

Annex II-1

In consideration of the agreement by the Underwriters to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period (the “Lock-Up Period”) beginning from the date hereof and continuing to and including the date 90 days after the date of the final Prospectus covering the public offering of the Securities, the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Bank or ADSs representing those shares, or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Bank or ADSs representing those shares or any such securities, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of capital stock of the Bank or ADSs representing those shares, or that grants to another an option or warrant to purchase any shares of capital stock of the Bank or ADSs representing those shares, or any securities convertible into, exchangeable for or that represent the right to receive shares of capital stock of the Bank or ADSs representing those shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission (collectively the “Undersigned’s Shares”). The foregoing sentence shall not apply to (a) the registration of or sale or other transfer to the Underwriters of any Securities or ADSs pursuant to the Offering and the Underwriting Agreement, (b) the sale of the Argentine Shares to the Argentine Placement Agent pursuant to the Argentine Placement Agreement or (c) the Preemptive Rights Assignment pursuant to the Preemptive Rights Assignment Agreement.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Class B Shares or ADSs representing Class B Shares in connection with the filing of a registration statement relating to the Offering. For the Lock-Up Period, the undersigned will not, without the prior written consent of Goldman Sachs & Co. LLC, make any demand for, or exercise any right with respect to, the registration of any Class B Shares or ADSs representing Class B Shares, or any securities convertible into or exercisable or exchangeable for Class B Shares or ADSs representing Class B Shares, or warrants or other rights to purchase Class B Shares or ADSs representing Class B Shares or any such securities.

Annex II-2

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Class B Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) by will or intestacy upon the death of the Undersigned; provided that the transferee agrees to be bound by the terms of this Lock-up Agreement; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) with the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters or (v) acquired in open market transactions after the closing of the Offering; provided no filing by any party under the U.S. Securities Exchange Act of 1934, as amended, or with the Argentine Comisión Nacional de Valores or other public announcement shall be required or shall be made voluntarily in connection with such acquisition or transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. [In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Bank to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.]1 The undersigned has good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Bank’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In addition, the undersigned hereby waives any and all preemptive rights, accretion rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the offering of the Securities or with any issuance or sale by the Bank of any equity or other securities before such offering, except for any such rights as have been heretofore assigned to the Underwriters under the Preemptive Rights Assignment Agreement.

It is understood that, if (i) the Bank notifies the Underwriters in writing, prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the offering of the Securities, (ii) the Underwriting Agreement (other than the provisions which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (iii) the Underwriting Agreement has not been executed by August 31, 2017, this Lock-Up Agreement shall be terminated and the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned understands that the Bank and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering of the Securities. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[1]	To be included only for the lock-up to be signed by the Bank.

Annex II-3

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Exact Name

Authorized Signature

Title

Annex II-4

EXHIBIT A

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF LINKLATERS LLP

To the persons listed in Schedule I hereto

Ladies and Gentlemen:

Banco Macro S.A. (the “Bank”)
Offering of (the “Offer”) [74,000,000] Class B ordinary shares, par value Ps.1.00 per share (the “Shares”), which may be represented by American depositary shares (“ADSs”) (together with the Shares, the “Securities”)

We have acted as special United States counsel to the Bank in connection with the execution by you and the Bank of the underwriting agreement dated June 12, 2017 (the “Underwriting Agreement”) relating to the offer and sale of the Securities.

This opinion is limited to the federal law of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other State of the United States or the laws of any other jurisdiction.

We have examined the Underwriting Agreement, the registration statement on Form F-3 (File No. 333-218279) ( “Registration Statement”) and the documents incorporated by reference therein, the registration statement on Form F-6 (File No. 333-130904), an executed copy of the Deposit Agreement between the Bank and The Bank of New York Mellon (“BNYM”), as depositary, dated as of March 23, 2006 (the “Deposit Agreement”), the base prospectus dated May 26, 2017 contained in the Registration Statement, as supplemented by the preliminary prospectus supplement relating to the Securities dated May 26, 2017 (together with the documents incorporated by reference therein, the “Preliminary Prospectus Supplement” and, together with the information listed in Schedule II(b) to the Underwriting Agreement is referred to herein as the “Disclosure Package”) and the final prospectus supplement relating to the Securities dated June 12, 2017 (together with the documents incorporated by reference therein, the “Final Prospectus Supplement”), such certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Solely for the purpose of our opinion in paragraphs 8 and 9 below, we have reviewed the statements under the captions "Description of American Depositary Shares", “Taxation—Material U.S. Federal Income Tax Considerations” and “Underwriting” in the Disclosure Package and the Final Prospectus Supplement used in connection with the offer and sale of the Securities. We have assumed that the Bank has the power to execute and deliver the Underwriting Agreement and perform its obligations thereunder, that the Underwriting Agreement and the Securities have been duly and validly authorized, executed and delivered under the laws of Argentina by the Bank, that the Deposit Agreement has been duly and validly authorized, executed and delivered by BNYM, that the Securities conform to the forms examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

Exhibit A-1

In our opinion:

1	The Underwriting Agreement has been duly executed and delivered by the Bank.

2	The Deposit Agreement constitutes a valid and legally binding agreement of the Bank enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however, that we express no opinion as to Section 5.8 of the Depositary Agreement to the extent the provisions thereof may encompass indemnification or contribution in respect of the anti-fraud provisions of United States federal or State securities laws.

3	The American Depositary Receipts (“ADRs”) evidencing the ADSs, when duly executed, issued and delivered by BNYM in accordance with the terms of the Deposit Agreement against the deposit of the appropriate number of Shares and payment therefor by the Underwriters in accordance with the Underwriting Agreement, will be validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

4	The Bank is not and, immediately after, and giving effect only to, the offer and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus Supplement, the Bank will not be an investment company within the meaning of the United States Investment Company Act of 1940 and the rules and regulations thereunder.

5	All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Bank on or prior to the date hereof under the federal laws of the United States and the laws of the State of New York for the execution and delivery of the Underwriting Agreement, the Securities and the performance of its obligations thereunder have been obtained or made; provided, however, that for purposes of this paragraph 5 we express no opinion with respect to United States State securities laws.

Exhibit A-2

6	The execution and delivery by the Bank of the Underwriting Agreement and the Securities do not, and the performance by the Bank of its obligations under the Underwriting Agreement, the Deposit Agreement and the Securities will not, violate any existing federal law of the United States or law of the State of New York applicable to the Bank; provided, however, that our opinion is limited to only such laws as are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Deposit Agreement and the Securities and that for purposes of this paragraph 6, we express no opinion with respect to United States State securities laws, other anti-fraud laws or fraudulent transfer laws and laws that restrict transactions between United States persons and citizens or residents of certain foreign countries; and provided further, that insofar as the performance by the Bank of its obligations under the Underwriting Agreement, the Deposit Agreement and the Securities is concerned, we express no opinion as to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights or as to the effect of general equity principles.

7	The Bank has, pursuant to Section 19 of the Underwriting Agreement, validly submitted to the jurisdiction of the courts within the City and State of New York specified therein with respect to the proceedings specified therein, has, to the fullest extent permitted by applicable law, validly and irrevocably waived any objection to the laying of the venue of such proceedings in any such court and has validly and irrevocably appointed Corporation Service Company as its authorized agent for the purpose described in such section and service of process effected in the manner set forth in Section 19 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Bank in such proceedings.

8	The statements under the captions “Description of American Depositary Shares” and “Underwriting” in the Disclosure Package and the Final Prospectus Supplement, in each case insofar as those statements summarize the terms of the ADSs or provisions of documents governed by New York law therein described, in the case of the Disclosure Package, at the Applicable Time (as defined in the Underwriting Agreement) and, in the case of the Final Prospectus Supplement, at the date of the Final Prospectus Supplement and at the time and date of delivery of this opinion, were fair and accurate summaries in all material respects.

9	The statements under the caption “Taxation—Material U.S. Federal Income Tax Considerations” in the Disclosure Package and the Final Prospectus Supplement, insofar as those statements summarize provisions of United States federal income tax law therein described, in the case of the Disclosure Package, at the Applicable Time (as defined in the Underwriting Agreement) and, in the case of the Final Prospectus Supplement, at the date of the Final Prospectus Supplement and at the time and date of delivery of this opinion, were accurate summaries in all material respects.

Exhibit A-3

10	The Registration Statement has become effective under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Final Prospectus Supplement was filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) on June [●], 2017 and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or contemplated under the Securities Act.

In connection with our opinion in paragraph 7 above, we note that the designation in the Underwriting Agreement of the United States federal courts set forth therein as venues for proceedings relating to the Underwriting Agreement and the Securities is subject to the power of United States federal courts to transfer proceedings pursuant to Section 1404(a) of Title 28 of the United States Code or to dismiss such proceedings on the grounds that such United States federal court is an inconvenient forum for such actions. We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under Section 1332 of Title 28 of the United States Code does not exist.

This opinion is addressed to you solely for your benefit in connection with the offer and sale of the Securities. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. This opinion may, however, be disclosed by the addressees hereof to the extent required by law, regulation or any governmental or competent regulatory authority or in connection with legal proceedings relating to the offer and sale of the Securities, provided that no such party to whom the opinion is disclosed may rely on the opinion without our express consent.

Very truly yours,

Linklaters LLP

Exhibit A-4

Schedule I

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
United States of America

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

United States of America

Exhibit A-5

EXHIBIT B

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF BRUCHOU, FERNANDEZ MADERO & LOMBARDI

June 19, 2017

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

We have acted as Argentine counsel to Banco Macro S.A., a corporation (sociedad anónima) organized under the laws of Argentina (the “Bank”) in connection with the capital increase and public offering in the Argentine and international markets of 74,000,000 class B shares, Ps.1 par value per share (the “Class B Shares”) of the Bank, directly or in the form of American Depositary Shares (“ADSs”), each representing the right to receive ten Class B Shares, pursuant to the underwriting agreement entered into on June 12, 2017 (the “Underwriting Agreement”) by and among the Bank and Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriters”).

This opinion is being delivered pursuant to Section 8(c) of the Underwriting Agreement. Terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In such capacity, we have examined such documents, as we have considered necessary for the purpose of giving this opinion, including the following documents:

(i)          a certified copy of the Estatutos Sociales (by laws) of the Bank;

(ii)         a certified copy of the resolutions of the shareholders´ meeting, dated September 26, 2005;

(iii)        a certified copy of the resolution of the Board of Directors of the Bank, dated May 10, 2017;

(iv)        a copy of the Underwriting Agreement;

Exhibit-B-1

(v)         a copy of the preemptive rights assignment agreement (Acuerdo de Cesión de Derechos de Preferencia) entered into among Mr. Jorge Horacio Brito and Mr. Delfín Jorge Ezequiel Carballo (the “Assigning Shareholders”) and Macro Securities S.A. (the “Argentine Placement Agent”) and acknowledged by the Bank, on May 26, 2017 (the “Preemptive Rights Assignment Agreement”);

(vi)        a copy of the deposit agreement, dated as of March 23, 2006, among the Bank, The Bank of New York Mellon, as depositary (the “Depositary”), and all owners and holders from time to time of American Depositary Receipts (“ADRs”) issued thereunder and evidencing ADSs (the “Deposit Agreement”) (the documents referenced in clauses “i” to “vi” above are hereinafter referred to as the “Transaction Documents”);

(vii)       the registration statement on Form F-3 filed with the U.S. Securities Exchange Commission (the “Commission”) on May 26, 2017, relating to the ADSs (the “Registration Statement”);

(viii)      the base prospectus dated May 26, 2017, filed as part of the Registration Statement, relating to the ADSs, including all documents incorporated by reference therein (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated May 26, 2017, relating to the ADSs, including all documents incorporated by reference therein (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”);

(ix)         the information listed in Schedule II(b) of the Underwriting Agreement (together with the Preliminary Prospectus, the “Pricing Disclosure Package”);

(x)          the Base Prospectus, as supplemented by the final prospectus supplement dated June 12, 2017, relating to the ADSs, including all documents incorporated by reference therein (the “Final Prospectus Supplement” and, together with the Base Prospectus, the “Final Prospectus”);

(xi)         copy of Resolution N° [●] issued by the Board of Directors of the Argentine Securities Commission on May 24, 2017, approving the public offering of 74,000,000 Class B Shares of the Bank (that can be increased up to 85,100,000 Class B Shares);

(xii)        copy of the notice by the Argentine Securities Commission, dated March 26, 2017, informing Bolsas y Mercados de Argentina S.A. (“BYMA”) of the approval of the public offering of 74,000,000 Class B Shares of the Bank (that can be increased up to 85,100,000 Class B Shares); and

(xiii)       copy of the resolution issued by the BYMA on May 26, 2017, approving the listing of 74,000,000 new Class B Shares of the Bank.

Exhibit-B-2

In giving this opinion, we have made the following assumptions:

(a)          that all documents submitted to us as copy or specimen documents conform to their originals;

(b)          that all documents have been validly authorized, executed and delivered by all of the parties thereto (other than the Bank and the Assigning Shareholders);

(c)          that the signatures on the originals of all documents submitted to us are genuine (other than the Bank and the Assigning Shareholders);

(d)          that each of the parties (other than the Bank and the Assigning Shareholders, as applicable) to the Transaction Documents is duly organized and validly existing and has the power and authority (corporate, partnership or other) to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and that each of the parties to the Transaction Documents (other than the Bank and the Assigning Shareholders, as applicable) has made or obtained all consents and authorizations required under the laws or regulations of any relevant jurisdiction to authorize, or in connection with, the execution, delivery and performance of the Transaction Documents;

(e)          that the execution, delivery or performance of each of the Transaction Documents by each of the parties thereto (other than the Bank and the Assigning Shareholders, as applicable) does not conflict with, result in a breach of or default under (a) any provision of such party’s constituent and organizational documents; (b) any contract, agreement or other instrument to which such party is a party or by which any of its property or assets are bound; or (c) any law, rule, regulation or order applicable to such party; and

(f)          that the Underwriting Agreement and the Depositary Agreement are legal, valid, binding and enforceable under the laws of the State of New York.

We express no opinion as to any laws other than the laws of Argentina as in effect at the date of this opinion letter and we have assumed that there is nothing in any other law that affects our opinion. In particular we have made no independent investigation of the laws of the State of New York or of any other jurisdiction as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

Based upon and subject to the above, we are of the opinion that:

1.	The Bank has been duly incorporated and is validly existing as a corporation (sociedad anónima) under the laws of Argentina, with power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary Prospectus and the Final Prospectus; and the Bank is duly qualified to do business in good standing in each Argentine jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification.

Exhibit-B-3

2.	Each subsidiary of the Bank organized under the laws of Argentina (each, an "Argentine Subsidiary") has been duly incorporated and is a validly existing entity under the laws of Argentina, with power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary Prospectus and the Final Prospectus; each Argentine Subsidiary is duly qualified to do business in good standing in each Argentine jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock or ownership interests of each Argentine Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and, the capital stock or ownership interests of each Argentine Subsidiary owned by the Bank, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

3.	Each of the Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Bank and, assuming that it is legal, valid, binding and enforceable under the laws of the State of New York, constitutes the legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms.

4.	The Class B Shares have been duly authorized and issued by the Bank and, when delivered to the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders.

5.	The Bank has an authorized and outstanding capital stock as set forth in the Preliminary Prospectus and the Final Prospectus; all of the issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and non-assessable and, other than as set forth in the Preliminary Prospectus and the Final Prospectus, are free of statutory preemptive rights and accretion rights and, to our knowledge, contractual preemptive rights, accretion rights, resale rights, rights of first refusal and similar rights; other than as set forth in the Preliminary Prospectus and the Final Prospectus, the Class B Shares and the ADSs are free of statutory preemptive rights and accretion rights and, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; and, other than as set forth in the Preliminary Prospectus and the Final Prospectus, the holders of the Class B Shares and Argentine Class B Shares will not be subject to personal liability by reason of being such holders; to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Bank are outstanding.

Exhibit-B-4

6.	The capital increase performed by the Bank to allow the offer and sale of the Class B Shares has been completed in accordance with Argentine law and the Bank has launched and consummated a preemptive and accretion rights offering to its existing shareholders in accordance with Argentine Law, as described in the Preliminary Prospectus and the Final Prospectus, except for the contingent preemptive and accretion rights of existing shareholders to additional shares to be issued in case of exercise of the over-allotment option which, if exercised, will be launched and consummated in accordance with Argentine law, as described in the Preliminary Prospectus and the Final Prospectus.

7.	The Preemptive Rights Assignment Agreement has been duly authorized, executed and delivered.

8.	Each Assigning Shareholder has a valid marketable title to the preemptive rights assigned therein by such Assigning Shareholder in the manner provided in the Preemptive Rights Assignment Agreement; all right, title and interest in such Assigning Shareholder’s preemptive rights have been transferred to the Argentine Placement Agent pursuant to the Preemptive Rights Assignment Agreement free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title; and, upon the exercise of such Assigning Shareholders' preemptive rights by the Argentine Placement Agent in the manner provided in the Preemptive Rights Assignment Agreement and pursuant to the instructions of the Underwriters regarding delivery of ADSs in respect of such preemptive rights, the issuance of such Class B shares to the custodian for the ADSs and the issuance of the ADSs, the Underwriters will acquire all right, title and interest in the ADSs to be sold by the Bank hereunder free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

9.	The execution, delivery and performance of each of the Underwriting Agreement and the Deposit Agreement, and compliance with the terms thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) to our knowledge, after due inquiry, (i) any agreement or instrument governed by the laws of Argentina to which the Bank or any subsidiary of the Bank is a party or by which the Bank or any such subsidiary is bound or to which any of the respective properties of the Bank or any such subsidiary is subject, or (ii) any judgment or order of any Argentine court having jurisdiction over the Bank or any subsidiary of the Bank or any of their respective properties, or, (b) (i) any Argentine statute or any rule, regulation or order of any Argentine governmental agency or body or Argentine securities exchange having jurisdiction over the Bank or any subsidiary of the Bank or any of their respective properties, or (ii) the by-laws (estatutos sociales) or equivalent constitutive documents of the Bank or any Argentine Subsidiary.

Exhibit-B-5

10.	No consent, approval, authorization or order of, or filing, registration or qualification with, any Argentine governmental agency or body or court or Argentine securities exchange is required, and no approval of the shareholders or the Board of Directors of the Bank is required, for the execution, delivery or performance of each of the Underwriting Agreement and the Deposit Agreement and the consummation of the transactions contemplated thereby or the issue and sale of the Class B Shares by the Bank, other than (i) the approvals of the public offering and listing of the Class B Shares in Argentina by the CNV, the BYMA and the Mercado Abierto Electronico S.A. as have heretofore been obtained and which continue to be in full force and effect and (ii) the approvals of the public offering and listing of the Class B Shares by the shareholders and board of Directors or attorney-in-fact of the Bank as have heretofore been obtained and which continue to be in full force and effect.

11.	The Bank has duly authorized the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

12.	To our knowledge, except as disclosed in the Preliminary Prospectus and the Final Prospectus, there are no pending actions, suits or proceedings against or affecting the Bank or any of its subsidiaries or any of their respective properties that, if determined adversely to the Bank or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

13.	To our knowledge, after due inquiring, the Bank and its subsidiaries possess adequate certificates, authorizations, licenses, consents and permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them in Argentina and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Bank or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

14.	To our knowledge, after due inquiring, except as disclosed in the Preliminary Prospectus and the Final Prospectus, the Bank and its subsidiaries (i) have good and marketable title to all material real properties and all other material properties and assets owned by them located in Argentina, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and (ii) hold any material leased real or personal property located in Argentina under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

Exhibit-B-6

15.	To our knowledge, there are no contracts, agreements or understandings between the Bank and any person granting such person the right to require the Bank to file a registration statement under the Securities Act with respect to any securities of the Bank owned or to be owned by such person or to require the Bank to include such securities in the securities registered pursuant to the Registration Statement or in any securities statement filed by the Bank under the U.S. Securities Act of 1933, as amended.

16.	The statements under the captions (i) “Enforcement of Civil Liabilities”, “Description of Share Capital” and “Description of Rights to Purchase Class B Ordinary Shares” of the Prospectus and the Prospectus Supplement; (ii) “Taxation” of the Preliminary Prospectus Supplement and Final Prospectus Supplement, and (iii) “Argentine Banking Regulation”, “Senior Management”, “Exchange Controls”, “Related Party Transactions”, “Taxation”, “Financial Information”, “Legal Proceedings”, “Financial Information—Dividend Policy”, “Memorandum and Articles of Association” and “Other Regulations” of the Annual Report on Form 20-F for the year ended December 31, 2016, filed with the SEC on April 24, 2017 and incorporated by reference in the Preliminary Prospectus and the Final Prospectus, to the extent that such statements constitute summaries of documents governed by or issued pursuant to Argentine law or Argentine legal proceedings or refer to matters of Argentine law or legal conclusions under Argentine law, are accurate and complete in all material respects and present fairly the information purported to be shown therein.

17.	All dividends and other distributions declared and payable by the Bank in respect of the Class B Shares and the ADRs evidencing the ADSs may, under current Argentine laws and regulations, be paid in Argentine Pesos that, as of the date of this opinion, may be freely converted into U.S. dollars and freely transferred outside of Argentina; and, except as described in the Preliminary Prospectus and the Final Prospectus, all such dividends and distributions made to non-Argentine entities and individuals who are non-residents of Argentina will not be subject to income, withholding or other taxes under the laws and regulations of Argentina or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Argentina or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Argentina or any political subdivision or taxing authority thereof or therein.

Exhibit-B-7

18.	The choice of the law of the State of New York as the governing law of each of the Underwriting Agreement and the Deposit Agreement is a valid choice of law under the laws of Argentina and, subject to compliance with certain Argentine evidentiary requirements and payment of the court tax, as set forth below, and provided that no provision of New York law applicable to the Underwriting Agreement or the Deposit Agreement violates the public policy (orden público) of Argentina, Argentine courts should recognize such choice of law.

19.	The indemnification and contribution provisions set forth in Section 9 of the Underwriting Agreement do not contravene Argentine law or the public policy (orden público) of Argentina.

20.	The submissions by the Bank to the jurisdiction of the U.S. federal or New York state courts sitting in New York set forth in the Underwriting Agreement and the Deposit Agreement constitute valid and legally binding obligations of the Bank; and service of process effected in the manner set forth in the Underwriting Agreement and the Deposit Agreement, assuming validity under the laws of the State of New York, will be effective to confer valid personal jurisdiction over the Bank under the laws of Argentina.

21.	Any judgment obtained in a U.S. federal or New York state court sitting in New York arising out of or in relation to the obligations of the Bank under the Underwriting Agreement or the Deposit Agreement or the transactions contemplated thereby will be enforceable against the Bank and will be recognized in Argentina without reconsideration of the merits, provided the requirements of Article 517 and 519 of the Argentine civil and commercial procedure code are met as follows:

(i)	the judgment, which must be final in the jurisdiction where rendered, was issued by a competent court and resulted from a personal action or an in rem action with respect to movable property which was transferred to Argentina during or after the prosecution of the foreign action;

(ii)	the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against the foreign action;

(iii)	the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law;

Exhibit-B-8

(iv)	the judgment does not violate the principles of public policy (orden público) of Argentine law; and

(v)	the judgment is not contrary to a prior or simultaneous judgment of an Argentine court.

22.	The Underwriting Agreement and the Deposit Agreement are in proper legal form under the laws of Argentina for the enforcement thereof in Argentina against the Bank; and to ensure the legality, validity, enforcement or admissibility into evidence of the Underwriting Agreement or the Deposit Agreement it is not necessary that the Underwriting Agreement or the Deposit Agreement or any other document related thereto be filed, registered or recorded with or executed or notarized before any court or other authority in Argentina or that any tax or fee be paid in Argentina on or in respect of the Underwriting Agreement or the Deposit Agreement or any other document.

23.	It is not necessary under the laws of Argentina that any of the holders of the ADSs, the Underwriters or the Depositary be licensed, qualified or entitled to carry on business in Argentina (i) to enable any of them to enforce their respective rights under the Underwriting Agreement and the Deposit Agreement or any other document to be delivered in connection therewith or (ii) solely by reason of the execution, delivery or performance of the Underwriting Agreement and the Deposit Agreement or any such other document.

24.	No stamp or other issuance or transfer taxes or duties or any capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Argentina or any political subdivision or taxing authority thereof or therein in connection with the issuance, sale and delivery by the Bank of the Class B Shares and the ADSs or the sale and placement outside Argentina by the Underwriters of the Class B Shares and the ADSs to the initial purchasers thereof; provided that any Underwriter deemed to be acting through a permanent establishment in Argentina may be required to pay income taxes in Argentina on the portion of its income allocable to such permanent establishment.

25.	None of the holders of the ADSs, the Underwriters, the Depositary or any paying agent will be deemed resident, domiciled, carrying on business or subject to taxation in Argentina solely by reason of the execution, delivery, performance or enforcement of the Underwriting Agreement and the Deposit Agreement or any other document to be furnished thereunder, or by virtue of the ownership or transfer of an ADSs or the receipt of payment of dividends thereon, assuming that none of such persons is a resident of Argentina or has a permanent establishment or a fixed base in Argentina.

Exhibit-B-9

26.	No facts came to our attention which give us reason to believe that (i) the Pricing Disclosure Package, including the documents incorporated by reference therein, as of the Applicable Time (as defined in the Underwriting Agreement), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the Final Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion is subject to the following qualifications:

(a)           Enforcement may be limited by (i) bankruptcy, insolvency, liquidation, reorganization, moratorium, receivership and other laws of general application relating to or affecting the rights of creditors; (ii) injunctions, attachments or similar ancillary measures and (iii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)          Enforcement of foreign judgments would be recognized provided that the requirements set forth in opinion point [_] are met.

(c)          Initiation of lawsuits in Argentina is subject to a court tax of 3% of the claimed amount which must be paid by the person seeking enforcement of any Transaction Document in order to file a judicial claim in the courts sitting in the City of Buenos Aires.

(d)          Pursuant to Law No. [_] and its implementing Decree No. [_], the enforcement of the obligations of the Bank under the Transaction Documents before courts sitting in Argentina is subject to certain obligatory mediation proceedings that need to have been exhausted prior to the initiation of lawsuits in Argentina, with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation proceedings remain optional for the plaintiff.

(e)          In case a Transaction Document, drafted in any language other than the Spanish language, were to be enforced before a court sitting in Argentina, a translation thereof into the Spanish language shall have to be made and the signature of such translator should be certified by the Argentine Public Foreign Translation Association.

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(f)          In accordance with Section 35 bis II. of Argentine Law No. 21,526, in case the Bank has incurred in a cause for revocation of the authorization granted by the Central Bank for it to operate as a financial institution, the Central Bank may conduct certain restructuring activities for the benefit of such bank’s depositors prior to declaring such revocation, including the exclusion of assets of such bank selected by the Central Bank and certain liabilities of such bank (deposits and Central Bank’s claims described above) and the transfer of such assets and liabilities to other financial institutions or vehicles.

This opinion is addressed to you solely for your benefit in connection with the execution and enforceability of the applicable Transaction Documents. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent, except that the law firm Linklaters LLP and The Bank of New York Mellon may rely on this opinion as matters of Argentine law.

Yours faithfully,

Hugo N. L. Bruzone

Bruchou, Fernández Madero, Lombardi Abogados.

Exhibit-B-11

EXHIBIT C

FORM OF OPINION OF EMMET, MARVIN & MARTIN

June 19, 2017

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner and Smith

Incorporated

One Bryant Park

New York, New York 10036

As representatives of the Underwriters

refered to in Schedule I to the Underwriting

Agreement refered to below.

Re:      Banco Macro S.A.

Ladies and Gentlemen:

We are acting as counsel for The Bank of New York Mellon, as depositary, in connection with the Deposit Agreement dated as of March 23, 2006 (the “Deposit Agreement”), among Banco Macro S.A., a company incorporated under the laws of Argentina (the “Company”), The Bank of New York Mellon (formerly known as The Bank of New York), as depositary (the “Depositary”), and all Owners and holders from time to time of American Depositary Receipts issued thereunder.

We are delivering this opinion at the request of the Depositary to you, as the representatives of the underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement dated June 12, 2017 between the Company and you, in connection with the contemplated purchases by the Underwriters of up to [●] American Depositary Shares (the “ADSs”), each representing 10 Class B Ordinary Shares, par value Ps. 1.00 per share, of the Company (the “Class B Ordinary Shares”).

Based on the foregoing, and subject to the accuracy of the assumptions and to the qualifications set forth below, we are of the opinion that:

Exhibit-C-1

(i)          The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights and by general principles of equity.

(ii)         Upon execution and delivery by the Depositary of American Depositary Receipts (“ADRs”) evidencing the ADSs against deposits of the Class B Ordinary Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

These opinions are based upon the assumptions that (a) the Deposit Agreement has been duly authorized, executed and delivered by the Company, (b) all the Shares are duly authorized, validly issued, fully paid and non-assessable and are registered or not required to be registered in accordance with the U.S. Securities Act of 1933, as amended, and (c) all signatures on documents examined by us are genuine. In giving these opinions, we have also relied as to certain matters, without independent verification, on information obtained from public officials or officers of the Depositary.

We are members of the New York Bar only and do not hold ourselves out as practicing under, nor do we express any opinion on or as to the effect of, any laws other than the laws of the State of New York and the Federal laws of the United States.

We are giving the opinions set forth in this letter as of the date of this letter, and we assume no obligation to advise you of factual or legal changes which may thereafter be brought to our attention.

Exhibit-C-2